Exhibit 1.1

                   GOLDMAN SACHS ASSET BACKED SECURITIES CORP.

                            GS AUTO LOAN TRUST 2007-1

                       PUBLICLY OFFERED ASSET BACKED NOTES

                                   ----------

                             Underwriting Agreement
                             ----------------------

                                                                   June 26, 2007

Goldman, Sachs & Co.,
as Representative of the Underwriters
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

      Goldman Sachs Asset Backed Securities Corp., a Delaware corporation (the "Company"), proposes to sell to Goldman, Sachs & Co., as representative (the "Representative") of Goldman, Sachs & Co. and The Huntington Investment Company, as underwriters (the "Underwriters"), subject to the terms and conditions stated herein, an aggregate of $645,203,000 principal amount of the Notes issued by GS Auto Loan Trust 2007-1, a Delaware statutory trust (the "GSALT Trust" or the "Issuer") and specified on Schedule I hereto (the "Publicly Offered Notes"). The GSALT Trust will also issue Class D Notes (together with the Publicly Offered Notes, the "Notes") and Certificates (together with the Notes, the "Securities"). The Notes will be issued pursuant to an Indenture, dated as of the Closing Date, between the GSALT Trust and the Bank of New York, a national banking association, as indenture trustee and as data aggregator (the "Indenture Trustee") and will represent obligations of the GSALT Trust. The Certificates will be issued pursuant to an Amended and Restated Trust Agreement, dated as of the Closing Date (the "Trust Agreement") between Goldman Sachs Asset Backed Securities Corp. and Wilmington Trust Company, as Owner Trustee. The assets of the GSALT Trust consist primarily of a pool of retail motor vehicle loan and installment sale contracts, in each case secured by new or used automobiles or light trucks.

      GS Whole Loan Trust, a Delaware statutory trust ("Trust I"), purchased certain retail motor vehicle loan and installment sale contracts (the "Ford Receivables") from Ford Motor Credit Company LLC ("Ford Credit") pursuant to a Purchase and Sale Agreement, dated as of March 1, 2005 (the "Ford Purchase Agreement") between Trust I, as purchaser, and Ford Credit, as seller. GS Whole Loan Trust II, a Delaware statutory trust ("Trust II"), purchased certain retail motor vehicle loan and installment sale contracts (the "Huntington Receivables") from The Huntington National Bank ("Huntington") pursuant to a Purchase and Servicing Agreement, dated as of June 7, 2005 (the "Huntington Purchase Agreement") between Trust II, as purchaser, and Huntington, as seller. GS Whole Loan Trust VI, a Delaware statutory trust ("Trust VI"), purchased certain retail motor vehicle loan and installment sale contracts (the "Fidelity Receivables" and together with the Ford Receivables and the Huntington Receivables, the "Receivables") from Fidelity Bank ("Fidelity") pursuant to a Purchase and Servicing Agreement, dated as of February 2, 2007 (the "Fidelity Purchase Agreement") between Trust VI, as purchaser, and Fidelity, as seller.

      The Company will acquire the Ford Credit Receivables pursuant to a Receivables Purchase Agreement, dated as of the Closing Date (as hereinafter defined), between the Company and Trust I (the "Trust I Receivables Purchase Agreement"). The Company will acquire the Huntington Receivables pursuant to a Receivables Purchase Agreement, dated as of the Closing Date, between the Company and Trust II (the "Trust II Receivables Purchase Agreement"). The Company will acquire the Fidelity Receivables pursuant to a Receivables Purchase Agreement, dated as of the Closing Date, between the Company and Trust VI (the "Trust VI Receivables Purchase Agreement" and together with the Trust I Receivables Purchase Agreement and the Trust II Receivables Purchase Agreement, the "Receivable Purchase Agreements"). Pursuant to the Receivables Purchase Agreements, Trust I, Trust II and Trust VI will assign certain of their rights with respect to certain representations and warranties under the Ford Purchase Agreement, the Huntington Purchase Agreement and the Fidelity Purchase Agreement, respectively, to the Company. Pursuant to the Sale and Servicing Agreement, dated as of the Closing Date (the "Sale and Servicing Agreement"), by and among the Company, the Issuer, the Indenture Trustee, Goldman Sachs Mortgage Company and Wilmington Trust Company, as Owner Trustee, the Company will assign its rights in the Receivables and certain other property to the GSALT Trust. The Receivables will be serviced by Goldman Sachs Mortgage Company pursuant to the terms of the Sale and Servicing Agreement.

      Huntington, the Company and Goldman, Sachs & Co. ("Goldman Sachs") (will enter into an indemnification agreement, dated as of the Closing Date (the "Indemnity Agreement"), whereby pursuant to the terms therein Huntington will agree to indemnify the Company and Goldman Sachs for all information provided to the Company and/or Goldman Sachs by Huntington for use in connection with the issuance of the Securities.

      At or prior to 3:00 p.m. on June 26, 2007 (the "Time of Sale"), the Company had prepared the Preliminary Prospectus and the term sheet, dated June 20, 2007 (collectively, the "Time of Sale Information"). If, subsequent to the date of this Agreement, the Company and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters advise the Company that the Underwriters have reformed the purchase contracts with investors of the Publicly Offered Notes, then "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first reformed purchase contract, including any information that corrects such material misstatements or omissions (such new information, the "Corrective Information" and "Time of Sale" will refer to the time and date on which such first reformed purchase contract was entered into). As used in this Agreement, "Preliminary Prospectus" shall mean the base prospectus and any prospectus supplement which describes the Publicly Offered Notes and the offering thereof and is used prior to filing of the Prospectus (as defined below). "Free Writing Prospectus" shall mean a "free-writing prospectus," as defined pursuant to Rule 405 under the Act, and "Trust Free Writing Prospectus" shall mean any Free Writing Prospectus that is included in the Time of Sale Information. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.


                                       2                  Underwriting Agreement
                                                                          2007-1
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      Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in Appendix A to the Sale and Servicing
Agreement.

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) A registration statement on Form S-3 (File No. 333-132001), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), have been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. Such registration statement, as amended at the Effective Time (as defined herein), including the exhibits thereto and any material incorporated by reference therein, are hereinafter referred to as the "Registration Statement," and the prospectus (including the base prospectus and any prospectus supplement) relating to the Publicly Offered Notes, as last filed, or mailed for filing, with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act is hereinafter referred to as the "Prospectus." For purposes of this Agreement, "Effective Time" means the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Commission or is deemed effective pursuant to Rule 430B under the Act, and "Effective Date" means the date of the Effective Time;

            (b) The Time of Sale Information, at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use in the Time of Sale Information;

            (c) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Offered Notes other than any written communication approved by the Underwriters. Any Trust Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Act);

            (d) If the Time of Sale Information includes any Trust Free Writing Prospectus, then the Company is not, and on the date on which the first bona fide offer of the Publicly Offered Notes is made will not be, an "ineligible issuer", as defined in Rule 405 under the Act;

            (e) On the Effective Date, the Registration Statement did conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and did not, as of the Effective


                                       3                  Underwriting Agreement
                                                                          2007-1

Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by either Underwriter expressly for use in the Registration Statement;

            (f) On the date of this Agreement, the Registration Statement conforms, and at the time of the last filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (g) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder;

            (h) Since the date as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus;

            (j) The GSALT Trust has been duly organized and is validly existing as a Delaware statutory trust in good standing under the laws of the State of Delaware and has all requisite power and authority (trust and other) to own its properties and to conduct its business as described in the Prospectus;

            (k) At the Time of Delivery (as defined in Section 4 hereof), the Receivables Purchase Agreements, the Sale and Servicing Agreement and the Indenture will have been duly authorized, executed and delivered (and the Indenture will have been qualified under the Trust Indenture Act) and will constitute a valid and legally binding obligation of the Company and the GSALT Trust, as applicable, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity;


                                       4                  Underwriting Agreement
                                                                          2007-1

            (l) When the Publicly Offered Notes are issued, executed, authenticated and when delivered pursuant to this Agreement and the Indenture, the Publicly Offered Notes will have been duly authorized, executed, authenticated, issued and delivered and will be entitled to the benefits of the Indenture; and the Publicly Offered Notes and the Indenture will conform to the descriptions thereof in the Prospectus;

            (m) This Agreement has been duly authorized and validly executed and delivered by the Company;

            (n) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, the Sale and Servicing Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Sale and Servicing Agreement or the Indenture, except the registration under the Act of the Publicly Offered Notes, such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Publicly Offered Notes by the Underwriters;

            (o) The Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

            (p) The statements set forth in the Prospectus under the caption "The Notes", insofar as they purport to constitute a summary of the terms of the Notes, under the caption "Material United States Federal Income Tax Considerations", and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (q) The Company will, at the Time of Delivery, own the Receivables, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Time of Delivery, the Company will have full power and authority to sell and deliver the Receivables to the GSALT Trust under the Sale and Servicing Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the GSALT Trust by all necessary action;


                                       5                  Underwriting Agreement
                                                                          2007-1

            (r) The GSALT Trust's pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance;

            (s) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the GSALT Trust is a party or of which any property of the Company or the GSALT Trust is the subject which, if determined adversely to the Company or the GSALT Trust, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings affairs, business, properties or prospects of the Company or the GSALT Trust; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (t) Each of the Company and the GSALT Trust is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (u) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Sale and Servicing Agreement and the Indenture and the Securities will have been paid at or prior to the Time of Delivery; and

            (v) Ernst & Young LLP who has been engaged to apply agreed-upon procedures to be performed in accordance with the standards established by the American Institute of Certified Public Accountants, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to its counsel is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

      2. Purchase and Payment. Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters severally agree to purchase from the Company, at a purchase price determined in accordance with Schedule I hereto, the principal amount of Publicly Offered Notes set forth in Schedule I hereto.

      3. Sale by the Underwriters. Upon the authorization by you of the release of the Securities, the Underwriters propose to offer the Publicly Offered Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

      4. Delivery and Closing. (a) Delivery of, and payment of the purchase price for, the Publicly Offered Notes shall be made at the office of Mayer, Brown, Rowe & Maw LLP, 71 S. Wacker Drive, Chicago, Illinois 60606 ("MBR&M"), or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on June 28, 2007, or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the "Time of Delivery" or the "Closing Date"). The Company will deliver such Publicly Offered Notes to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer to the Company of Federal (same day) funds, by causing DTC to credit such Publicly Offered Notes to the account of the Underwriters at DTC. The Company will cause the Publicly Offered Notes to be made available for examination by you in Chicago, Illinois at least


                                       6                  Underwriting Agreement
                                                                          2007-1
twenty-four hours prior to the Time of Delivery at an office designated by Goldman, Sachs & Co. (the "Designated Office"). The Publicly Offered Notes to be so delivered will initially be represented by one or more definitive global Notes in book-entry form registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof.

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Publicly Offered Notes and any additional documents requested by Goldman, Sachs & Co. pursuant to Section 7(y) hereof, will be delivered at the offices of MBR&M (the "Closing Location"), and the Publicly Offered Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Chicago time, on the Chicago Business Day next preceding the Time of Delivery, or such other time as shall be agreed by you and the Company, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Chicago Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Chicago are generally authorized or obligated by law or executive order to close.

      5. Covenants of the Company. The Company agrees with each Underwriter as follows:

            (a) The Company will, if required, file the Prospectus pursuant to Rule 424(b) under the Act with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein. The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b). Subject to
Section 8, the Company will file any Trust Free Writing Prospectus to the extent required by Rule 433 under the Act;

            (b) The Company will not to make any amendment or any supplement to the Registration Statement or the Prospectus, as amended or supplemented prior to the Time of Delivery, without furnishing the Underwriters with a copy of the proposed form thereof and providing the Underwriters with a reasonable opportunity to review the same; and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus, as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Notes or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (c) The Company will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Publicly Offered Notes for offering and sale under the securities laws of such states as the Underwriters may request and to continue such


                                       7                  Underwriting Agreement
                                                                          2007-1
qualifications in effect so long as necessary under such laws for the distribution of the Publicly Offered Notes, provided that in connection therewith, neither the GSALT Trust nor the Company shall be required to qualify to do business or to file a general consent to service of process in any jurisdiction; and provided further, that the expense of maintaining any such qualification more than one year from the Time of Delivery with respect to such Publicly Offered Notes shall be at the expense of the Underwriters;

            (d) The Company will furnish the Underwriters with copies of the Registration Statement and copies of the Prospectus, as amended or supplemented, in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required by law at any time prior to the expiration of six months after the time of issue of the Prospectus in connection with the offering or sale of the Publicly Offered Notes and if at such time, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriters and upon its request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case either Underwriter is required by law to deliver a prospectus in connection with sales of any of the Publicly Offered Notes at any time six months or more after the time of issue of the Prospectus, upon such Underwriter's request, but at such Underwriter's own expense, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with the Act;

            (e) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery for the Publicly Offered Notes and such earlier time as an Underwriter may notify the Company not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Publicly Offered Notes;

            (f) [Reserved];

            (g) So long as any of the Publicly Offered Notes are outstanding, to furnish you copies of all reports or other communications (financial or other) furnished to Holders of Notes, and to deliver to you during such same period,
(i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Indenture, the Sale and Servicing Agreement and the Receivables Purchase Agreements; and (iii) such additional information concerning the business and financial condition of the Company or the GSALT Trust as you may from time to time reasonably request;

            (h) During a period of five years from the effective date of the Registration Statement, to furnish to you (i) copies of any documents furnished to or filed with the


                                       8                  Underwriting Agreement
                                                                          2007-1

Commission pursuant to the Exchange Act; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

            (i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

            (j) To file with the Commission such information as may be required under the Exchange Act.

      6. Payment of Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the Commission's filing fees with respect to the Publicly Offered Notes; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Survey, the Indemnity Agreement, term sheets, closing documents (including any compilations thereof) and any other document produced in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Publicly Offered Notes for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities; (vi) the fees and expenses of the Indenture Trustee and of any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

      It is understood, however, that, except as provided in this Section, and
Section 9 hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Publicly Offered Notes by it, and any advertising expenses connected with any offers it may make.

      7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus and any supplements thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the


                                       9                  Underwriting Agreement
                                                                          2007-1

Commission; and all requests for additional information on the part of the Commission shall have been complied with to each Underwriter's reasonable satisfaction;

            (b) The Indenture, the Sale and Servicing Agreement, the Receivables Purchase Agreements, the Indemnity Agreement and all of the other agreements identified in such agreements, shall have been duly entered into by all of the respective parties;

            (c) MBR&M, special counsel for the Company, shall have furnished to you their written opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

            (d) MBR&M, special counsel for the Underwriters, shall have furnished to you their written opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

            (e) In-house counsel to the Company, Trust I, Trust II, Trust VI and Goldman Sachs Mortgage Company, shall have furnished to you their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

            (f) In-house counsel to Huntington, shall have furnished to you their reliance letter in connection with the written opinion, dated June 13, 2005, delivered in connection with the Huntington Purchase Agreement;

            (g) In-house counsel to Huntington, shall have furnished to you their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

            (h) Thompson Hine shall have furnished to you their written opinion, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to security interest related matters in the states of Ohio and Kentucky;

            (i) Holland & Knight shall have furnished to you their written opinion, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to security interest related matters in the state of Florida;

            (j) Richards, Layton & Finger, counsel to the Owner Trustee, shall have furnished to you their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to general corporate matters relating to the Owner Trustee;

            (k) Richards, Layton & Finger, special Delaware counsel to the GSALT Trust, shall have furnished to you their written opinion or opinions, subject to customary


                                       10                 Underwriting Agreement
                                                                          2007-1
qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to certain matters relating to the GSALT Trust and the establishment thereof;

            (l) Richards, Layton & Finger, special Delaware counsel to the GSALT Trust and Owner Trustee, shall have furnished to you their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to certain perfection matters relating to Trust I, Trust II, Trust VI, the Company and the GSALT Trust;

            (m) Seward & Kissel LLP, counsel to the Indenture Trustee and the data aggregator, shall have furnished to you their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, with respect to general corporate matters relating to the Indenture Trustee;

            (n) Kirkpatrick & Lockhart Preston Gates Ellis, LLP, counsel to Huntington, shall have furnished to you their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, regarding the Huntington Purchase Agreement;

            (o) Stites & Harbison, PLLC, counsel to Fidelity, shall have furnished to you their reliance letter in connection with the written opinion, dated February 2, 2007, delivered in connection with the Fidelity Purchase Agreement;

            (p) The independent accountants of the Company or other accountants acceptable to the Underwriters shall have furnished to the Underwriters a letter or letters, dated on the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants' "comfort letters" and "agreed upon procedures letters" with respect to certain financial information contained in the Prospectus, in each case as to such matters as you may reasonably request and in form and substance satisfactory to the Underwriters;

            (q) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed


                                       11                 Underwriting Agreement
                                                                          2007-1
with the offering or the delivery of the Publicly Offered Notes on the terms and in the manner contemplated in the Prospectus as first amended or supplemented;

            (r) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

            (s) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus or Offering Supplement;

            (t) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (a) of this Section and as to such other matters as you may reasonably request;

            (u) Each Underwriter shall have received evidence satisfactory to it that the Publicly Offered Notes are rated in the rating category or categories specified on Schedule I hereto by the rating agency or agencies specified on
Schedule I hereto;

            (v) All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement, the Receivables Purchase Agreements, the Sale and Servicing Agreement and the Indenture shall be satisfactory in form and substance to each Underwriter and its special counsel;

            (w) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and

            (x) Each Underwriter and its special counsel shall have received copies of all documents and other information as they may reasonably request, in form and substance satisfactory, to such Underwriter and its special counsel, with respect to such transactions and the taking of all proceedings in connection therewith.


                                       12                 Underwriting Agreement
                                                                          2007-1

      8. Free Writing Prospectuses; Delivery of Preliminary Prospectus.

            (a) In connection with the offering of the Publicly Offered Notes, each Underwriter may prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word or Microsoft Excel format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees):

            (b) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Notes, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus or Time of Sale Information. Without the Company's prior written consent, the Underwriter shall not convey or deliver in connection with the initial offering of the Publicly Offered Notes any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB ("ABS Informational and Computational Material") in reliance upon Rules 167 and 426 under the Act.

            (c) Each Underwriter will deliver to the Company, no later than two Business Days prior to the date of first use thereof or such later date as may be agreed by the Company, any Free Writing Prospectus prepared by or on behalf of the Underwriter, including any Free Writing Prospectus that contains any "issuer information", as defined in Rule 433(h) under the Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Trust Information") (any Free Writing Prospectus prepared by an Underwriter is referred to as an "Underwriter Free Writing Prospectus").

            (d) The Company agrees to file with the Commission when required under the Rules and Regulations the following:

                  (i) Any Trust Free Writing Prospectus;

                  (ii) Any Underwriter Free Writing Prospectus at the time required to be filed; and

                  (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            (e) Notwithstanding the provisions of Section 8(d), the Company will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.


                                       13                 Underwriting Agreement
                                                                          2007-1

            (f) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain the following legend or a substantially equivalent legend:

            The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

            (g) The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Act.

            (h) If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of a Publicly Offered Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter will notify the Company thereof within one Business Day after discovery.

            (i) Provided that the Defective Free Writing Prospectus was a Trust Free Writing Prospectus or contained Trust Information, the Underwriter will, if requested by the Company:

                  (i) Prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                  (ii) Deliver the Corrected Free Writing Prospectus to each purchaser of a Security which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Securities;

                  (iii) Reform the contract of purchase with such purchaser by notifying such purchaser in a prominent fashion that the prior agreement to purchase Publicly Offered Notes has been terminated, and of such purchaser's rights as a result of termination of such agreement; and

                  (iv) Provide such purchaser with an opportunity to affirmatively agree to purchase such Publicly Offered Notes on the terms described in the Corrected Free Writing Prospectus.


                                       14                 Underwriting Agreement
                                                                          2007-1

            (j) Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Publicly Offered Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Act) with respect to the Publicly Offered Notes, convey to each investor to whom Publicly Offered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Company), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

            (k) Each Underwriter covenants with the Company and the GSALT Trust that after the Final Prospectus is available the Underwriter will not distribute any written information concerning the Publicly Offered Notes to a prospective purchaser of Publicly Offered Notes unless such information is preceded or accompanied by the final Prospectus.

            (l) If the Company becomes aware that, as of the Time of Sale, any Trust Free Writing Prospectus delivered to a purchaser of a Publicly Offered Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Trust Free Writing Prospectus, a "Defective Trust Free Writing Prospectus"), the Company will notify the Underwriter thereof within one Business Day after discovery, and, if requested by the Underwriter, prepare and deliver to the Underwriter a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Trust Free Writing Prospectus (such corrected Trust Free Writing Prospectus, a "Corrected Trust Free Writing Prospectus").

      9. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which each Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any term sheet, the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or any Trust Information contained in any Underwriter Free Writing Prospectus or the same information or any other information provided by the Company expressly for use in any other prospectus relating to the Securities as of the date thereof, or any amendment or supplement thereto as of the date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement or Prospectus.

            (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue


                                       15                 Underwriting Agreement
                                                                          2007-1
statement of a material fact contained in any term sheet, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such document in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection and only to the extent that it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such action, an indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to retain counsel reasonably satisfactory to the indemnified party as provided in the preceding sentence. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Each indemnified party shall reasonably cooperate with the indemnifying party in the defense of any such action or claim.

            (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of


                                       16                 Underwriting Agreement
                                                                          2007-1
any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Publicly Offered Notes to which such loss, claim, damage or liability (or actions in respect thereof relates). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company compared to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Publicly Offered Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on


                                       17                 Underwriting Agreement
                                                                          2007-1
behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Publicly Offered Notes.

      11. If for any reason the Publicly Offered Notes are not delivered by or on behalf of the Indenture Trustee as provided herein, other than by an Underwriter's failure to comply with its obligations hereunder, the Company will reimburse such Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by such Underwriter in making preparations for the purchase, sale and delivery of the Publicly Offered Notes, but the Company shall be under no further liability to such Underwriter with respect to such Notes except as provided in Section 6 and Section 9 hereof.

      12. All statements, requests, notices and agreements hereunder shall be in writing, and if to Goldman, Sachs & Co. shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Publicly Offered Notes from either Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      17. The Company acknowledges that in connection with the offering of the Publicly Offered Notes the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of the Publicly Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of the Company or any other Person. Additionally, none of the Underwriters are advising the Company or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and


                                       18                 Underwriting Agreement
                                                                          2007-1
the Underwriters shall have no responsibility or liability to the Company with respect to any such legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Offered Notes.

      18. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Offered Notes, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Offered Notes.


                               [SIGNATURES FOLLOW]


                                       19                 Underwriting Agreement
                                                                          2007-1

      If the foregoing is in accordance with your understanding, please sign and return to us four (4) counterparts hereof, whereupon this letter and your acceptance hereof shall represent a binding agreement between the Company and the Underwriters.

                                         Very truly yours,

                                         GOLDMAN SACHS ASSET BACKED
                                         SECURITIES CORP.

                                         By: /s/ Curtis Probst
                                             -----------------------------------
                                             Name:  Curtis Probst
                                             Title: Vice President

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By  /s/ Curtis Probst
    ----------------------------------
    Name:  Curtis Probst
    Title: Managing Director

For itself and as Representative
of the Underwriters


                                      S-1                 Underwriting Agreement
                                                                          2007-1

                                   SCHEDULE I

                             Principal Amount of
Class of Notes               Notes to be Purchased    Purchase Price   Rating(1)
--------------               ---------------------    --------------   ---------
Class A-1 Notes                $165,110,000.00      $164,944,890.00     P-1/A-1+
  Goldman, Sachs & Co.         $165,110,000.00      $164,944,890.00
  Huntington Capital Corp.               $0.00                $0.00
Class A-2 Notes                $147,144,000.00      $146,913,719.64     Aaa/AAA
  Goldman, Sachs & Co.         $142,144,000.00      $141,921,544.64
  Huntington Capital Corp.       $5,000,000.00        $4,992,175.00
Class A-3 Notes                $182,194,000.00      $181,796,051.87     Aaa/AAA
  Goldman, Sachs & Co.         $177,194,000.00      $176,806,972.87
  Huntington Capital Corp.       $5,000,000.00        $4,989,079.00
Class A-4 Notes                $107,961,000.00      $107,674,924.94     Aaa/AAA
  Goldman, Sachs & Co.         $102,961,000.00      $102,688,173.94
  Huntington Capital Corp.       $5,000,000.00        $4,986,751.00
Class B Notes                   $24,689,000.00       $24,612,970.22     A1/A+
  Goldman, Sachs & Co.          $24,689,000.00       $24,612,970.22
  Huntington Capital Corp.               $0.00                $0.00
Class C Notes                   $18,105,000.00       $18,012,881.76     Baa2/BBB
  Goldman, Sachs & Co.          $18,105,000.00       $18,012,881.76
  Huntington Capital Corp.               $0.00                $0.00

----------
(1) Moody's/S&P


                                  Schedule I-1            Underwriting Agreement
                                                                          2007-1

                                         Underwriting
                    Initial Public       Discount and       Purchase Price to
Class of Notes      Offering Price       Commission(2)        the Depositor
--------------      --------------       -------------      -----------------
Class A-1 Note       100.00000%             0.100%              99.90000%
Class A-2 Note        99.99350%             0.150%              99.84350%
Class A-3 Note        99.98158%             0.200%              99.78158%
Class A-4 Note        99.98502%             0.250%              99.73502%
Class B Note          99.99205%             0.300%              99.69205%
Class C Note          99.99120%             0.500%              99.49120%
Total                $645,140,146.93        $1,184,708.50       $643,955,438.43

----------
(2)   Retained by the Underwriters


                                  Schedule I-2            Underwriting Agreement
                                                                          2007-1